SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): January 6, 2005



                                TOM'S FOODS INC.
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             (Exact name of registrant as specified in its charter)




                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



                                                        58-1516963
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      (Commission File Number)           (I.R.S. Employer Identification Number)

900 8TH STREET, COLUMBUS, GEORGIA                         31902
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(Address of principal executive offices)                (Zip Code)




                                 (706) 323-2721
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 6, 2005, Tom's Foods Inc. (the "Company"), the various financial institutions listed on the signature pages to the amendment and Fleet Capital Corporation, as agent for the lenders to the Credit Agreement ("Fleet"), entered into the third amendment (the "Amendment") to the Loan and Security Agreement dated January 31, 2000, as amended (the "Credit Facility"). A copy of the Amendment is attached to this Form 8-K as an exhibit and is incorporated herein by reference.

     The Amendment amends the Credit Facility to extend the term until February 28, 2005, subject to each lender's right to cease making loans and other extensions of credit to the Company when any default or event of default exists or upon termination of the revolver commitments, as provided in Section 5.2 of the Credit Facility. The Amendment also reduces the liquidity reserve set forth in the definition of "Availability Reserve" to $2 million and adds Fleet National Bank and its affiliates as secured parties to secure the Company's obligations under its banking relationships with Fleet National Bank and its affiliates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

10.12 Third Amendment to Loan and Security Agreement dated January 6, 2005 among Tom's Foods Inc., the various financial institutions listed on the signature pages thereto and Fleet Capital Corporation.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TOM'S FOODS INC.


                                  By:  /s/ Rolland G. Divin
                                     -----------------------------------------
                                           Rolland G. Divin
                                           President and Chief Executive Officer

Dated:  January 11, 2005



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